UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2011
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Background
As part of Advanced Energy Industries, Inc.’s (the “Company’s”) focus on delivering improved shareholder value, the Company redesigned its executive compensation plans to more closely align executive compensation with shareholders interests and reinforce a “Pay for Performance Culture”. The new compensation plans are integrated into the Company’s 2012—2014 strategic plan and provide incentives designed to align the executive officers’ performance with the interests of the Company’s shareholders and also encourage retention. In particular, awards will only vest based on Company and business unit financial measures being attained or exceeded. Participation in these new plans, which replace the Company’s Leadership Corporate Incentive Plan, Employee Corporate Incentive Plan and annual equity grants program, is more limited than the prior plans.
On December 6, 2011, the Company’s Compensation Committee of the Board of Directors approved (1) the 2012-2014 Long Term Incentive Plan (“LTI Plan”) which covers three one-year performance periods, and (2) the Short Term Incentive Plan (“STI Plan”) which covers annual performance periods, starting in 2012.
All of the Company’s executive officers have been selected to participate in the LTI Plan and STI Plan.
LTI Plan
The LTI Plan is a performance-based equity plan under the Company 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”), with awards vesting based upon the return on net assets achieved by the Company during each year of the LTI Plan. For executive officers who participate in the LTI Plan, awards will vest each year as to equity with an approximate grant date value (used for internal compensation determination purposes) of $525,000, which is referred to in the plan as the “target amount,” if the Company achieves the target return on net assets determined under the applicable annual operating plan approved by the Board of Directors (“RONA Target”). Such vested awards will consist of (1) performance units that the Compensation Committee can elect to settle in performance stock or cash (which cash would be equivalent to the market value of such performance stock at the time of vesting), or a combination thereof, representing 70% of the target amount, and (2) performance stock options representing 30% of the target amount.

The LTI Plan provides for minimum vesting of 50% of the target amount of each award, so long as the Company has positive operating income for the fiscal year. The awards will vest as to more than 50% of the target amount, based on a formula set forth in the plan, if and to the extent the Company exceeds a specified minimum return on net assets threshold (which is less than the RONA Target), but in no event will the awards vest as to more than 200% of their target amounts.
The performance units will be evidenced by award letters given to the executive officers and other key members of management who are selected to participate in the LTI Plan. The award letters will provide for the vesting of performance shares as set forth above, and settlement in cash, stock (or a combination thereof), as determined by the Compensation Committee, after the Company’s return on net assets has been calculated for such year, which is expected to occur in the first quarters of 2013, 2014 and 2015.
Performance stock options will be granted to each of the participants on January 3, 2012, in respect of the maximum number of shares issuable to the participant over the life of the LTI Plan, but such options will only vest as set forth above and in accordance with the other terms of the LTI Plan. The exercise price of such performance stock options will be equal to the closing price of the Company’s common stock on the grant date. If the Company does not meet the performance targets in a given year, the options for that year will expire.
Awards under the LTI plan are subject to other terms and conditions outlined in the LTI Plan.

STI Plan
The STI Plan provides the Company’s executive officers and other key members of management who are selected to participate in the STI Plan with the opportunity to earn a cash bonus based on achievement of weighted performance metrics of revenue, operating income and cash flow for the Thin Films business unit, Solar Energy business unit and/or Company as a whole, as determined for each participant. If the performance metrics for the participants are not met, but the Company meets a specified minimum threshold of cash flow for the fiscal year, the terms of the STI Plan provide for an award of up to 40% of the pre-established target bonus to each participant, based on the formula set forth in the STI Plan.
The pre-established target bonus under the STI Plan for Garry Rogerson, Chief Executive Officer, is equal to 100% of his base salary. The pre-established target bonuses under the STI Plan for each of Yuval Wasserman, President of Thin Films Business Unit, Danny Herron, Executive Vice President and Chief Financial Officer, and Thomas McGimpsey, Executive Vice President of Corporate Development and General Counsel is equal to 75% of such executive officer’s base salary. The target bonuses will be paid to these executive officers if the Company achieves the revenue, operating income and cash flow set forth in the annual operating plan approved by the Board of Directors. If the Company exceeds these performance metrics, a cash bonus greater than the target amount may become payable to a participant, up to a maximum of 200% of the target bonus.
Awards under the STI Plan are subject to other terms and conditions including funding of such plan.
Item 8.01 Other Events.
On December 7, 2011, Douglas S. Schatz, the Chairman of the Board of Directors of the Company, and his wife Jill E. Schatz, as trustees of The Douglas S. Schatz and Jill E. Schatz Family Trust U/A DTD 3/26/02 (the “ Trust”), adopted a selling plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Plan”), which provides for the sale of up to $8,000,000 of common stock of the Company beginning February 2, 2012. Shares will be sold under the Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the Plan. The Plan will terminate no later than May 18, 2012, even if all shares subject to the Plan have not been sold. The Plan was established as part of Mr. and Mrs. Schatz’s personal long-term strategy for asset diversification and liquidity.
The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: December 8, 2011	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Executive Vice President of Corporate Development, General Counsel & Corporate Secretary